Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
BTG, Inc.:

We consent to incorporation by reference in the registration statement herein of our report dated May 24, 1999, relating to the consolidated statements of operations, shareholders’ equity, cash flows, and comprehensive income of BTG, Inc. and subsidiaries for the year ended March 31, 1999, and the related schedule, which report appears in the March 31, 2001 annual report on Form 10-K of BTG, Inc. and subsidiaries.

/s/ KPMG LLP

McLean, Virginia
September 25, 2001